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                                                                     Exhibit 4.2

                                  $250,000,000

                                ICOS CORPORATION

               2% Convertible Subordinated Notes due July 1, 2023

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

                                                                   June 20, 2003

Credit Suisse First Boston LLC
Goldman, Sachs & Co.
As Representatives of Initial Purchasers Listed on Schedule A
c/o Credit Suisse First Boston LLC
    Eleven Madison Avenue
    New York, New York 10010-3629

Dear Sirs:

     ICOS Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to Credit Suisse First Boston LLC, Goldman, Sachs & Co. (the "Representatives") and the other Initial Purchasers Listed on Schedule A hereto (collectively, the "Initial Purchasers"), upon the terms set forth in a purchase agreement of even date herewith (the "Purchase Agreement"), $250,000,000 aggregate principal amount (plus up to an additional $50,000,000 principal amount upon exercise of the option granted to the Initial Purchasers pursuant to
Section 3 of the Purchase Agreement) of its 2% Convertible Subordinated Notes due July 1, 2023 (the "Initial Securities") . The Initial Securities will be convertible into shares of common stock, par value $.01 per share, of the Company (the "Common Stock") at the conversion price set forth in the Offering Circular dated June 16, 2003 (the "Offering Circular"). The Initial Securities will be issued pursuant to an Indenture, dated as of June 20, 2003 (the "Indenture"), among the Company and Wells Fargo Bank, National Association, as trustee (the "Trustee"). As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company agrees with the Initial Purchasers, for the benefit of (i) the Initial Purchasers and (ii) the holders of the Initial Securities and the Common Stock issuable upon conversion of the Initial Securities (collectively, the "Securities") from time to time until such time as such Securities have been sold pursuant to a Shelf Registration Statement (as defined below) (each of the forgoing a "Holder" and collectively the "Holders"), as follows:

     1. Shelf Registration. (a) The Company shall, at its cost, prepare and use its best efforts to file with the Securities and Exchange Commission (the "Commission") within 90 days after the first date of issuance of the Initial Securities, and thereafter use its best efforts to cause to be declared effective no later than 180 calendar days after the first date of issuance of the Initial Securities a registration statement on Form S-3 (the "Shelf Registration Statement" relating to the offer and sale of the Transfer Restricted Securities (as defined in Section 5 hereof) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") (hereinafter, the "Shelf Registration"); provided, however, that no Holder (other than an Initial Purchasers) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder is an Electing Holder (as defined below).

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     (b)  The Company shall use its best efforts to keep the Shelf Registration
Statement continuously effective in order to permit the prospectus included therein (the "Prospectus") to be lawfully delivered by the Electing Holders of the relevant Securities, for a period of two years (or for such longer period if extended pursuant to Section 2(i) below) from the date of its effectiveness or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement are no longer Transfer Restricted Securities (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities pursuant to the Shelf Registration Statement during that period, unless such action is (i) required by applicable law or (ii) taken by the Company in good faith and contemplated by Section 2(c)(v) and (vi) below, and the Company thereafter complies with the requirements of Section 2(i).

     (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     2. Registration Procedures. In connection with the Shelf Registration contemplated by Section 1 hereof, the following provisions shall apply:

     (a) (i) Not less than 30 calendar days prior to the effective date of the Shelf Registration Statement, the Company shall mail to the Holders the selling securityholder notice and questionnaire in the form attached as Annex A to the Offering Circular (the "Notice and Questionnaire"). No Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement as of the Effective Time, and no Holder shall be entitled to use the Prospectus for resales of Securities at any time, unless such Holder has returned a completed and signed Notice and Questionnaire to the Company by the deadline for response set forth therein; provided, however, that Holders shall have at least 28 calendar days from the date on which the Notice and Questionnaire is first mailed to such Holders to return a completed and signed Notice and Questionnaire to the Company.

     (ii) After the Effective Time, the Company shall, upon the request of any Holder that is not then an Electing Holder, promptly send a Notice and Questionnaire to such Holder. The Company shall not be required to take any action to name such Holder as a selling securityholder in the Shelf Registration Statement or to enable such Holder to use the Prospectus for resales of Registrable Securities until such Holder has returned a completed and signed Notice and Questionnaire to the Company. Upon receipt of a completed and signed Notice and Questionnaire, the Company shall promptly (1) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the Prospectus or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law, and (2) if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable.

     (iii) The term "Electing Holder" shall mean any Holder that has returned a completed and signed Notice and Questionnaire to the Company in accordance with
Section 2(a)(i) or 2(a)(ii) hereof.

     (b) The Company shall (i) furnish to the Representatives, prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each supplement,

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if any, to the prospectus included therein and, in the event that a
Representative (with respect to any portion of an unsold allotment from the original offering) is participating in the Shelf Registration Statement, shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as such Representative reasonably may propose; and
(ii) include the names of the Electing Holders.

     (c) The Company shall give written notice to the Initial Purchasers and the Electing Holders of the Securities (which notice pursuant to clauses
(ii)-(vi) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made):

           (i) when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

           (ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the prospectus included therein;

           (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

           (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

           (v) of the happening of any event (other than any event covered by (vi) below) that requires the Company to make changes in the Shelf Registration Statement or the Prospectus (other than changes that have been made by the proper and timely filing of a document incorporated by reference) in order that the Shelf Registration Statement or the Prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; and

           (vi) of the occurrence of any corporate development or the existence of any pending corporate development with respect to the Company (including the acquisition, license or divestiture of assets or the acquisition of other business entities, sale of the Company or merger of the Company with another business entity, public filings with the Commission and similar events) that, in the good faith judgment of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related prospectus (not including avoidance of the Company's obligations hereunder).

     (d) The Company shall use its best efforts to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.

     (e) The Company shall furnish to each Electing Holder, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Electing Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

     (f) The Company shall, during the Shelf Registration Period, deliver to each Electing Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the Prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the Prospectus or any amendment or supplement thereto by each of the Electing Holders of the Securities in connection with the offering and sale of the Securities

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covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

     (g) Prior to any public offering of the Securities pursuant to the Shelf Registration Statement, the Company shall, to the extent required by applicable law to enable the offer and sale of the Securities in such states of the United States as any Electing Holder reasonably requests in writing, register or qualify or cooperate with the Electing Holders and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or "blue sky" laws of such states and do any and all other acts or things required by applicable law to enable the offer and sale in such jurisdictions of the Securities covered by such Shelf Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

     (h) The Company shall cooperate with the Electing Holders to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to the Shelf Registration Statement.

     (i) Upon the occurrence of any event contemplated by paragraphs (ii) through (vi) of Section 2(c) above during the period for which the Company is required to maintain an effective Shelf Registration Statement, the Company shall (x) in the case of clauses (ii) through (v) of Section above promptly prepare and file a post-effective amendment to the Shelf Registration Statement, an amendment or supplement to the Prospectus or any document incorporated therein by reference, and any other required document so that, as thereafter delivered to the Electing Holders or purchasers of the Securities , the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (y) in the case of clause (vi) of Section 2(c) above, use its best efforts to ensure that the use of the Prospectus may be resumed as soon as, in the good faith judgment of the Company, public disclosure of such development or event would not be prejudicial or contrary to the interests of the Company or is not required. Notwithstanding anything in the immediately preceding sentence to the contrary, the periods during which the availability of the Registration Statement and the prospectus is suspended shall not exceed 45 days in the aggregate in any 90-day period and shall not exceed 90 days in the aggregate in any 12-month period. If the Company notifies the Initial Purchasers and the Electing Holders in accordance with clauses (ii) through (vi) of Section 2(c) above (which notice need not specify the nature of the fact or event contemplated by clauses (ii) through (vi) of Section 2(c) above) to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made or, in the case of clause (vi) of Section 2(c) above, to suspend the use of the Prospectus until a good faith determination by the Company that such suspension is no longer necessary pursuant to such clause, then the Initial Purchasers and the Electing Holders shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in
Section 1(b) above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers and the Electing Holders shall have received such amended or supplemented prospectus or notice that use of the Prospectus may be resumed pursuant to this Section 2(i).

     (j) Not later than the effective date of the Shelf Registration Statement, the Company will provide CUSIP numbers for the Initial Securities and the Common Stock registered under the Shelf Registration Statement, and provide the Trustee with printed certificates for the Initial Securities, in a form eligible for deposit with The Depository Trust Company.

     (k) The Company will comply in all material respects with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities
Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no

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later than 30 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period.

     (l) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

     (m) The Company may require each Electing Holder to furnish to the Company such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Securities of any Electing Holder that fails to furnish such information within a reasonable time after receiving such request.

     (n) The Company shall enter into such customary agreements (including, if requested, in the event of an underwriting permitted hereunder, an underwriting agreement in customary form) and take all such other actions, if any, as any Electing Holder shall reasonably request in order to facilitate the disposition of the Securities pursuant to the Shelf Registration.

     (o) The Company shall (i) make reasonably available for inspection by the Electing Holders, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Electing Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Electing Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 3 hereof.

     (p) In the event of an underwritten offering pursuant to Section 7, the Company, if requested by the Electing Holders or the Managing Underwriters (as defined below), shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities in customary form for a public offering of securities addressed to such Electing Holders and any underwriter for such offering; (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the Securities and (iii) its independent public accountants to provide to the selling Electing Holders and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

     (q) In the event that any broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the "Rules") of the National Association of Securities Dealers, Inc. thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule
2720) to participate in the preparation of the Shelf Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Shelf Registration Statement is an

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underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 4 hereof (provided that such underwriter shall also indemnify the Company as provided in Section 4) and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

     (r) The Company shall use its best efforts to take all other steps necessary to effect the registration of the Securities covered by a Shelf Registration Statement contemplated hereby.

     3. Registration Expenses. (a) All expenses incident to the Company's performance of and compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement is ever filed or becomes effective, including without limitation:

           (i)   all registration and filing fees and expenses;

           (ii) all fees and expenses of compliance with federal securities and state "blue sky" or securities laws;

           (iii) all expenses of printing (including printing certificates for the Securities to be issued and printing of Prospectuses), messenger and delivery services and telephone;

           (iv)  all fees and disbursements of counsel for the Company;

           (v) all application and filing fees in connection with listing the Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

           (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

     (b) In connection with the Shelf Registration Statement required by this Agreement, the Company will reimburse the Initial Purchasers for the reasonable fees and disbursements not to exceed $10,000 of not more than one counsel, designated by the Initial Purchasers to act as counsel for the Electing Holders in connection with the review of the Shelf Registration Statement contemplated by Section 2(a).

     4. Indemnification. (a) The Company agrees to indemnify and hold harmless each Electing Holder and each person, if any, who controls such Electing Holder within the meaning of the Securities Act or the Exchange Act (each Electing Holder, and such controlling persons are referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or prospectus including any document incorporated by reference therein, or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent

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that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration in reliance upon and in conformity with written information pertaining to such Electing Holder and furnished to the Company by or on behalf of such Electing Holder specifically for inclusion therein (including without limitation pursuant to the Notice and Questionnaire) and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any prospectus relating to the Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Electing Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that (x) an amended or supplemented prospectus relating to such Securities (which the Company had advised the Electing Holder in writing must be used in lieu of any prior prospectus or amended or supplemented prospectus that had previously been provided to the Electing Holder) was required to be delivered by such Electing Holder under the Securities Act in connection with such purchase and (y) any such loss, claim, damage or liability of such Electing Holder results from the fact that there was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person a copy of the amended or supplemented prospectus if the Company had previously furnished copies thereof to such Electing Holder in accordance with its obligations hereunder a reasonable time before the pertinent sale or sales by such Electing Holder; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. In connection with any underwritten offering permitted hereunder, the Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Electing Holders.

     (b) Each Electing Holder, severally and not jointly, will indemnify and hold harmless the Company, its officers and directors and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Electing Holder and furnished to the Company by or on behalf of such Electing Holder specifically for inclusion therein (including without limitation pursuant to the Notice and Questionnaire); and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Electing Holder may otherwise have to the Company or any of its controlling persons.

     (c) Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that

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it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Electing Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this subsection 4(d), the Electing Holders shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Electing Holders from the sale of the Securities pursuant to the Shelf Registration Statement exceeds the amount of damages which such Electing Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

     (e) The agreements contained in this Section 4 shall survive the sale of the Securities pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

     5. Additional Interest Under Certain Circumstances. (a) Additional interest (the "Additional Interest") with respect to the Initial Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iii) below being herein called a "Registration Default"):

           (i) the Shelf Registration Statement has not been filed with the Commission by the 90/th/ day after the first date of original issuance of the Initial Securities;

           (ii) the Shelf Registration Statement has not been declared effective by the Commission by the 180/th/ day after the first date of original issue of the Initial Securities; or

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

           (iii) the Shelf Registration Statement is declared effective by the Commission but (A) the Shelf Registration Statement thereafter ceases to be effective or (B) the Shelf Registration Statement or the Prospectus ceases to be usable in connection with resales of Transfer Restricted Securities during any period in excess of the suspension periods permitted in Section 2(i) because (1) any event occurs as a result of which the Prospectus forming part of such Shelf Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (2) it shall be necessary to amend such Shelf Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the Commission.

     Additional Interest shall accrue on the Initial Securities over and above the interest set forth in the title of the Initial Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.25% per annum (the "Additional Interest Rate") for the 90-day period immediately following the occurrence of such Registration Default. The Additional Interest Rate shall increase to 0.50% per annum thereof from and after the 91/st/ day following such Registration Default.

     (b) A Registration Default referred to in Section 5(a)(iii) hereof shall be deemed not to have occurred and be continuing in relation to the Shelf Registration Statement or the related prospectus if such Registration Default has occurred solely as a result of the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Electing Holders to use the related prospectus; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

     (c) Any amounts of Additional Interest due pursuant to Section 5(a) hereof will be payable in cash on the regular interest payment dates with respect to the Initial Securities. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest Rate by the principal amount of the Initial Securities, further multiplied by a fraction, the numerator of which is the number of days such Additional Interest Rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

     (d) "Transfer Restricted Securities" means each Security until (i) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (ii) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act (without regard, for purpose of making this determination, to the status of any Electing Holder as an affiliate of the Company).

     6. Rules 144 and 144A. The Company shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Electing Holder, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Electing Holder may reasonably request, all to the extent required from time to time to enable such Electing Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Securities identified to the Company by the Initial Purchasers upon request. Upon the request of any Electing Holder, the Company shall deliver to such Electing Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

     7. Underwritten Registrations. Any Electing Holder who desires to do so may sell Registrable Securities (in whole or in part) in an underwritten offering; provided that (i) the Electing Holders of at least 33% in aggregate principal amount of the Registrable Securities then covered by the Shelf Registration Statement shall request such an offering and (ii) at least such aggregate principal amount of Registrable Securities shall be included in such offering; and provided further, that the Company shall not be obligated to cooperate with more than one underwritten offering during the Shelf Registration Period. Upon receipt of such a request, the Company shall provide all Electing Holders with written notice of the request, which notice shall inform such Electing Holders that they have the opportunity to participate in the offering. In any such underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering ("Managing Underwriters") will be selected by the holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering (provided that holders of Common Stock issued upon conversion of the Initial Securities shall not be deemed holders of Common Stock, but shall be deemed to be holders of the aggregate principal amount of Initial Securities from which such Common Stock was converted); provided, however, that such Managing Underwriters shall be reasonably acceptable to the Company.

     No Holder may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell such Holder's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) if such Holder is not then an Electing Holder, such Holder returns a completed and signed Notice and Questionnaire to the Company in accordance with Section 2(a) hereof within a reasonable amount of time before such underwritten offering.

     8.  Miscellaneous.

     (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 1 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 1 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

     (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents (provided that holders of Common Stock issued upon conversion of Initial Securities shall not be deemed holders of Common Stock, but shall be deemed to be holders of the aggregate principal amount of Initial Securities from which such

Common Stock was converted). Without the consent of the Holder of each Initial Security, however, no modification may change the provisions relating to the payment of Additional Interest.

     (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

           (1) if to a Holder of the Securities, at the most current address given by such Holder to the Company.

           (2)  if to the Initial Purchasers:

                     Credit Suisse First Boston LLC
                     Eleven Madison Avenue
                     New York, NY 10010-3629
                     Fax No.:  (212) 325-8278
                     Attention:  Transactions Advisory Group

                     Goldman, Sachs & Co.
                     85 Broad Street
                     New York, NY  10044
                     Attention:  Registration Department

     with a copy to:

                     Perkins Coie LLP
                     1201 3/rd/ Avenue, 40/th/ Floor
                     Seattle, WA  98101
                     Attention:  Andrew Bor, Esq.

           (3)       if to the Company, at its address as follows:

                     ICOS Corporation
                     22021 20/th/ Avenue SE
                     Bothell, WA  98021
                     Attention:  John Kliewer

     with a copy to:

                     Orrick, Herrington & Sutcliffe LLP
                     719 Second Avenue, Suite 900
                     Seattle, WA  98104
                     Attention:  Stephen Graham

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

     (e) Third-Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

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

     (f) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns.

     (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     By the execution and delivery of this Agreement, the Company submits to the nonexclusive jurisdiction of any federal or state court in the State of New York.

     (j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (k) Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

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

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers and the Company in accordance with its terms.

                                      Very truly yours,

                                      ICOS CORPORATION


                                      By: /s/ John Kliewer
                                          --------------------------------------
                                      Name:   John Kliewer
                                      Title:  Vice President and General Counsel


The foregoing Registration
Rights Agreement is hereby confirmed
and accepted by the Representatives
listed on Schedule A as of the date
first above written.

Credit Suisse First Boston LLC
Goldman, Sachs & Co.
Acting on behalf of themselves and
as the Representatives of the several
Initial Purchasers.


By: Credit Suisse First Boston LLC


By: /s/ Edward Brown
    ---------------------------------
Name:   Edward Brown
Title:  Managing Director


By: Goldman, Sachs & Co.


By: /s/ Goldman, Sachs & Co.
    ---------------------------------
Name:
Title:

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


Schedule A
----------
Robert W. Baird & Co. Incorporated
Lehman Brothers Inc.
J.P. Morgan Securities Inc.
SunTrust Capital Markets, Inc.
UBS Securities LLC

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